UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

Genvor Incorporated
(Exact name of registrant as specified in its charter)

Nevada	333-234815	83-2054746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13155 Noel Road, Suite 900

Dallas, TX  75240

(Address of principal executive offices)

(214) 427-1921

(Registrant’s telephone number, including area code)

Allure Worldwide, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 24, 2022, Genvor Incorporated, formerly known as Allure Worldwide, Inc., a Nevada corporation (the “Company”) filed with the State of Nevada a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”), to (i) change the name of the Company to Genvor Incorporated, and (ii) amend and restate the Articles of Incorporation in their entirety.

The foregoing description of the Certificate of Amendment and its contents is qualified in its entirety by the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On or about June 24, 2022, holders of approximately 52.67% of the outstanding shares of common stock of the Company acted by written consent in lieu of a meeting to approve the Certificate of Amendment described in Item 5.03 herein. The description of the Certificate of Amendment set forth in Item 5.03 herein is incorporated by reference into this Item 5.07.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation, filed June 24, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVOR INCORPORATED

Dated: June 30, 2022	By:	/s/ Brad White
Brad White
President, CFO, CEO, Director

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